Exhibit 10.1
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NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                                    AGREEMENT

This AGREEMENT dated as of the 31st day of March 1999 ("Effective Date")

BETWEEN:
                  PACIFIC FIBER LINK, LLC, a Washington limited liability company, having a business office in Westminster Colorado, hereinafter referred to as "Developer";

AND:
                  PATHNET, INC., a Delaware corporation having a business office in Washington, DC hereinafter referred to as "Purchaser" (DEVELOPER and Purchaser are referred to herein individually as a Party and collectively as "Parties");

         WHEREAS, DEVELOPER desires to design, engineer, construct, install and maintain a [ * * * ] conduit fiber optic telecommunications system between Aurora, Colorado and Chicago, Illinois, as more particularly identified in Exhibit A (the "Segments"); and

         WHEREAS, Purchaser carries on business as a telecommunications carrier and desires to purchase from DEVELOPER and DEVELOPER agrees to sell to Purchaser [ * * * ] and [ * * * ] of the total number of fibers pulled through the Primary Conduit (as defined herein), and associated improvements within the [ * * * ] conduit fiber optic telecommunication system being constructed by DEVELOPER;

         NOW THEREFORE THIS AGREEMENT, witnesses that in consideration of the mutual covenants herein contained, the receipt and sufficiency whereof are hereby acknowledged, the Parties hereto agree as follows:

1.       DEFINITIONS

      In this Agreement, unless the subject matter or context otherwise requires:

     1.1 "Acceptance Date" means the date that the Purchaser has Accepted the Purchaser System hereof pursuant to Article 10.

     1.2  "Business Day" means a day other than a Saturday, Sunday or holiday.


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     1.3  "Cable" means the fiber optic cable and the fibers contained  therein, and associated splicing connections, splice boxes and vaults and other telecommunications and associated equipment to be installed as part of the Project.

     1.4 "Conduit" when used herein as a defined term means the conduit to be installed as part of the Project, as more particularly described in Exhibit C.

     1.5 "Developer" means DEVELOPER, which shall have responsibility to design, engineer, construct, install and maintain the Project as set forth in this Agreement and in the maintenance agreement.

     1.6 "Estimated Delivery Date" means the date set forth in Exhibit A hereto as such date may be extended as provided in this Agreement.

     1.7 "Force Majeure" means in relation to the performance of any obligations under this Agreement, any cause, condition or event of any nature whatsoever which is beyond the reasonable control of the Party responsible for such obligation which prevents in whole or in part the performance by such Party of its respective obligations including, without limitation, acts of war, revolution, riot, sabotage, vandalism, earthquakes, and other acts of God, local or national emergencies, rail accidents, strikes, lockouts, work slowdowns and all other labor disputes, whether lawful or unlawful, delays of unrelated third parties and governmental agencies in granting Underlying Rights, the adoption or amendment of government codes, ordinances, laws, rules, regulations or restrictions, including without limitation a material reduction in available track time, permitting and construction delays in the System's urban locations beyond the reasonable control of and arising without the negligence of the Party claiming a delay resulting therefrom and any other event (whether or not of the kind enumerated in this Section 1.7) which is not reasonably in the control of and was not caused by the negligence or willful misconduct of the Party claiming force majeure, and which materially affects the ability of the Party claiming force majeure to timely fulfill its obligations hereunder. Notwithstanding anything in the preceding sentences, (i) any change in pricing in the telecommunications market or lack of financing shall not be considered events of Force Majeure and (ii) an event shall be treated as Force
          Majeure as set forth above only if the delayed Party uses its Reasonable Efforts to mitigate the situation and thereafter to resolve the delay as expeditiously as possible.

     1.8  "Franchise" means authority required under law by a Franchising
                Authority as a precondition to providing telecommunications or other services.

     1.9 "Franchising Authority" means a city, county or other unit of government authorized by law to grant Franchises.

     1.10 "MW" or "Maintenance  Window" shall mean a prearranged  period of time
          reserved  for   performing   certain  work  on  the  System  that  may
          potentially affect traffic, as more fully described in Exhibit H.

     1.11 "Management Fee" shall have the meaning set forth in Section 11.2.2.


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NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

     1.12 "Material Deviation" shall mean a deviation in the general route of the Purchaser System (i) that modifies the System Route architecture in a manner that breaks a ring, creates a spur or breaks the contiguous nature of the Purchaser System; or (ii) that increases the route mileage by more than [ * * * ] or (iii) that modifies the System Route through any city identified in Exhibit A as being the location of a Purchaser POP site in a manner that materially changes the proximity of such POP site to the System Route.

     1.13 "Non-Project Costs" means those costs which are expressly specified in Exhibit B under the heading "Non-Project Costs", to be paid by DEVELOPER out of the Management Fee.

     1.14 "Notice of Completion" has the meaning provided in Section 10.2.1 hereof.

     1.15 "Notice of Non-Acceptance" has the meaning provided in Section 10.2.2 hereof.

     1.16 "Person"   includes   individuals,    limited   liability   companies,
          partnerships, associations, trusts, unincorporated organizations and corporations.

     1.17 "POP" shall mean the Purchaser's point of presence at locations along the System route.

     1.18 "Primary Conduit" is the first conduit owned by DEVELOPER to contain dark fiber in an amount and of a type and specifications agreed to herein by the Parties, of which [ * * * ] of the total number of fibers pulled will be owned by Purchaser.

     1.19 "Prime Rate" shall mean the prime rate of interest published by the Wall Street Journal as the base rate on corporate loans posted by a substantial percentage of the nation's largest banks on the date any such payment is due. Unless otherwise provided in this Agreement, interest shall be compounded annually in determining the amount of interest due.

     1.20 "Project" means all of the Cables, Conduits, equipment shelters, utility connections and all appurtenances thereto installed on the Underlying Rights between Aurora, Colorado and Chicago, Illinois, in connection with DEVELOPER's engineering, design, installation, maintenance and construction of the System. The Project shall be constructed in Segments on a schedule to be agreed to by the Parties.

     1.21 "Project Budget" means the detailed, Segment by Segment budget for the Project agreed to by the Parties.

     1.21 "Project Costs" shall mean all costs which are incurred by DEVELOPER necessary for the purpose of design, engineering, construction, installing and maintaining the



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NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

          Project, including but not limited to, the Underlying Rights Costs save and except the Non-Project Costs as set forth in Exhibit B.

     1.23 "Project Schedule" means the schedule of tasks and deadlines agreed to by the Parties to be attached as an exhibit hereto.

     1.24 "Project Specifications" means the engineering, design and operational specifications set forth in Exhibits C, E and F for the System and Purchaser System.

     1.25 "Purchase Price" means the total purchase price for the Purchaser System as calculated pursuant to Article 11 and Exhibit B.

     1.26 "Purchaser System" means [ * * * ] and [ * * * ] of the total number of fibers pulled through the Primary Conduit, and the right to use, install, own, operate and dispose of and perform the rights set forth in the Marketing Agreement between the Parties dated on or about the date hereof (the "Marketing Agreement") other auxiliary improvements described in the Exhibits, constructed, engineered, designed and installed as part of the Project and being purchased by Purchaser, all of which fibers, Conduit and auxiliary improvements comply with the Project Specifications or such other specifications agreed to by Purchaser.

     1.27 "Reasonable Efforts" shall mean efforts commercially and reasonably designed to achieve the desired results, but shall not obligate a Party to make unreimbursed expenditures that are excessive in amount, in light of the circumstances to which the requirement to use reasonable efforts applies.

     1.28 "Segment" shall mean that portion of the Project installed on a section of the right of way as designated in Exhibit A, attached hereto and incorporated herein .

     1.29 "System" shall mean the fiber optic communication system, consisting of [ * * * ], Cables and all appurtenances thereto, between such pair cities identified in Exhibit A.

     1.30 "Underlying Rights" means all deeds, leases, easements, rights of way, licenses, franchises, permits, authorizations, consents and approvals (including without limitation, any necessary local, state, federal or tribal authorizations and environmental permits) and other rights, titles or interests as are necessary for the construction, installation, operation, maintenance or repair of the System and Purchaser System.

     1.31 "Underlying Rights Costs" means the total costs expended by DEVELOPER to obtain the Underlying Rights and any renewals thereof.

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     1.32 "Underlying  Rights   Requirements"   means  the  terms,   conditions,
          requirements, restrictions, and/or limitations upon Purchaser's right to use or operate the Purchaser System imposed under the Underlying Rights and the associated safety, operational and other rules and regulations imposed in connection therewith or by applicable law.

2.        HEADINGS

          The division of this Agreement into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "hereof", "hereunder" and similar expressions refer to this Agreement, not to any particular Article, Section or other portion hereof, and include any agreement supplemental hereto. Unless the subject matter or content otherwise requires, references herein to Articles and Sections are to Articles and Sections of this Agreement.

3.        EXTENDED MEANINGS

          In this Agreement, the singular shall include the plural and vice versa and references to any gender include all genders.

4.        ACCOUNTING PRINCIPLES

          Wherever in this Agreement reference is made to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the Financial Accounting Standards Board, or any successor thereof, applicable as of the date on which such calculation or action is made or taken or required to be made or taken in accordance with generally accepted accounting principles.

5.       CURRENCY

          All references to currency herein are to lawful money of the United States of America.


6.       EXHIBITS

          The following are the Exhibits attached to and incorporated by reference herein:

               -        Exhibit A - Project and Purchaser System;
               -        Exhibit B - Payment Method and Non-Project Costs;
               -        Exhibit C - Construction Specifications and Drawings;
               -        Exhibit D - Fiber Cable Splicing Testing and Acceptance
                                    Procedures;
               -        Exhibit E - Fiber Optic Specifications
               -        Exhibit F - Specifications for Regeneration Facilities
               -        Exhibit G - As-Built Drawings Specifications;
               -        Exhibit H - Maintenance Specifications and Procedures;
               -        Exhibit I - Bill of Sale.

7.       DEVELOPER TO ENGINEER, DESIGN, INSTALL AND CONSTRUCT

     7.1 DEVELOPER shall engineer, design, install and construct the Project on behalf of DEVELOPER and Purchaser, by carrying out the Project and the Purchaser System

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          in  compliance  with  the  Project  Specifications  set  forth  in the
          Exhibits as they may be revised as agreed among the Parties in writing from time to time, and in compliance with applicable laws and governmental and regulatory requirements as well as in compliance with
          all  applicable   Underlying  Rights  Requirements.   DEVELOPER  shall
          competitively bid all subcontracts and shall select the lowest bid for each subcontract (provided, however, that DEVELOPER shall not be required to select a subcontractor to which it has a reasonable objection, including but not limited to, the subcontractor's past
          performance,   availability,   reputation,   financial   strength  and
          construction   expertise),   and  Developer  shall  require  that  all
          subcontractors use new materials only and operate at all times in accordance with prevailing industry standards with properly trained personnel. All contractors that are affiliated with PFL, and any contractual arrangements with such entities, shall be subject to the prior approval of Purchaser, which approval shall not be unreasonably withheld or delayed. If Purchaser does not give written reasons for withholding its approval within seven (7) days of receipt of written notice from DEVELOPER, approval shall be deemed given. All Conduits and fibers will be color-coded in order to identify their ownership. DEVELOPER shall coordinate with governmental and regulatory agencies the construction of the Project, obtain all requisite permits, licenses and authorizations required to engineer, design, install and construct the Project, and prepare monthly summary reports on the status and scheduling of the Project. DEVELOPER shall keep the Project free of debris following installation and shall comply at all times
          with  all  applicable   environmental  and  health  and  safety  laws.
          DEVELOPER shall ensure that any and all construction liens or other liens on the Project are promptly vacated. DEVELOPER shall supply all vehicles, tools, equipment, labor and similar items and services necessary for DEVELOPER to perform and complete the Project, and DEVELOPER shall be solely responsible for maintaining the security thereof. Both Parties agree that the number of Conduits in the Project will not increase without the prior written consent of the other Party, which consent shall not be unreasonably, delayed or withheld, and may be conditioned on the Parties' agreement on appropriate cost and revenue sharing arrangements for the additional conduit(s) and restrictions on the use and disposition of such conduits(s). In the event either Party has not approved the increase in the number of Conduits within fifteen (15) days after receipt of written notice from the other Party, the withholding Party shall be deemed to have declined to participate and share in the costs of adding the additional conduit(s) to the System. In such event, the Party proposing the inclusion of the additional conduit(s) shall be free to complete the transaction at its sole cost and expense and all revenue arising from or attributable to such additional conduit(s) shall remain the personal property of that Party and such revenue shall not be shared with the declining Party. In addition, the additional conduit(s) and the fiber contained therein shall not be subject to the
          Party's  Marketing  Agreement;   provided  however,   that  the  Party
          proposing the inclusion of the additional conduit(s) may not populate the additional conduit(s), or sell, lease, license, swap or otherwise dispose of the additional conduit(s), or permit any of the foregoing in any manner whatsoever until the termination or expiration of the Party's Marketing Agreement.

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

     7.2 DEVELOPER shall endeavor to convene periodic meetings of the representatives of DEVELOPER and Purchaser to review the progress of the work relating to the Project and Purchaser System, such meetings to be held at the principal office of the Project (1333 W. 120th Avenue, Westminster, Colorado) or at such other place as may be mutually agreed upon between DEVELOPER and Purchaser. Both Parties agree that such meetings may be convened by means of a telephone conference or any other communication facility whereby all representatives participating in the meeting can hear each other and make themselves heard.

     7.3 DEVELOPER shall on the Acceptance Date for each Segment obtain all warranties and guarantees from material suppliers, equipment makers or contractors for such Segment. DEVELOPER shall cause all such warranties and guarantees attributable to the Purchaser's System to be assigned directly to Purchaser wherever legally permissible, and shall furnish to Purchaser written evidence of such assignment, or otherwise assist Purchaser in enforcing same. Where the assignment is not legally permissible or would materially, adversely affect DEVELOPER's retained interest in the Project from time to time, DEVELOPER shall then hold in trust for the benefit of Purchaser said warranties and guarantees.

     7.4 Either Purchaser or DEVELOPER may request a change to the System and Purchaser System or the Specifications set forth in the Exhibits in writing. If either Party makes such request, the requesting Party shall accompany such request with a detailed statement of the additional costs and savings, if any, within fifteen (15) Business Days. Any additional costs and/or savings resulting from agreed upon changes will modify the Maximum Budget accordingly.

     7.5 Purchaser shall at all times have the right to observe and inspect DEVELOPER's performance of the Project. Inspection or lack thereof by Purchaser shall not act as a waiver of any rights of Purchaser.

8.       DEVELOPER TO PROCURE UNDERLYING RIGHTS

     8.1 DEVELOPER covenants and agrees that it shall obtain any and all Underlying Rights to the extent reasonably necessary in order to (i) permit DEVELOPER to construct, install, maintain and convey to Purchaser the Purchaser System hereunder, (ii) permit Purchaser to use, own, operate, access and maintain the Purchaser System as provided and permitted hereunder and as provided in the Marketing Agreement, and (iii) permit Purchaser to grant sub-easements or sub-licenses, as the case may be, to third parties all in accordance with the terms and conditions hereof, subject to restrictions imposed by the grantor of the Underlying Rights, provided such restrictions do not unreasonably interfere with the activities described in the preceding clauses (i) through (iii). In the event the grantor of the Underlying Rights does not permit DEVELOPER to grant sub-easements or sub-licenses to third parties, DEVELOPER agrees that Purchaser shall have the right, but not the obligation, to participate in the acquisition of such Underlying Rights.

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

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

     8.2 Subject to the consent of the party granting the Underlying Rights, DEVELOPER shall use Reasonable Efforts to provide to Purchaser a non-disturbance provision during the term of such Underlying Rights and any renewal thereof, to include the right of Purchaser to obtain notice of any default on the part of DEVELOPER and to permit Purchaser to cure, on behalf of DEVELOPER, any such default by DEVELOPER and, thereafter, to continue the use of such Underlying Rights in accordance with DEVELOPER's rights and interests thereunder; provided that DEVELOPER's failure to obtain such notice and a right to cure shall not be considered a breach of this Agreement by DEVELOPER. If Purchaser at any time cures such default by DEVELOPER, DEVELOPER shall reimburse Purchaser for any and all amounts reasonably paid by Purchaser promptly upon demand.

     8.3 DEVELOPER shall use Reasonable Efforts to require that the initial stated term of any Underlying Rights shall be for a period that does not expire in accordance with its ordinary terms within [ * * * ] years of the Effective Date. If the initial stated term of any such Underlying Rights expires in accordance with its ordinary terms prior to [ * * * ] years after the Effective Date, DEVELOPER shall exercise any renewal rights thereunder, or otherwise use its Reasonable Efforts to acquire such extensions, additions and/or replacements as may be necessary in order to cause the stated term thereof to be continued until a date that is not earlier than the [ * * * ] years after the Effective Date. Purchaser shall pay DEVELOPER [ * * * ] of the total costs incurred by DEVELOPER in renewing or replacing the Underlying Rights upon the expiration or termination thereof. If, after use of Reasonable Efforts DEVELOPER does not obtain such renewal or extension, nothing in this Agreement shall prevent Purchaser from seeking to obtain or obtaining any renewal or extension of any such Underlying Rights from the grantor of such Underlying Rights, and DEVELOPER shall pay Purchaser [ * * * ] of the total costs incurred by Purchaser in obtaining any such renewal or extensions thereof. Notwithstanding the foregoing, DEVELOPER will obtain Purchaser's prior, written consent before agreeing to any Underlying Rights that are for terms of less than [ * * * ] years, or would not permit the rights and activities described in Section 8.1 (i) through (iii). In the event DEVELOPER is delayed in procuring and obtaining any Underlying Rights as a result of Purchaser's failure to timely consent and approve the same, which consent shall be deemed to be given if no written objection is raised within ten (10) days of written notice of such an event to Purchaser, DEVELOPER shall be entitled to an equitable extension of time in the Project Schedule and any applicable Segment Completion Date.

     8.4 Both DEVELOPER and Purchaser further covenant and agree with respect to such Underlying Rights to observe and perform its duties, obligations and responsibilities under such Underlying Rights or under this Agreement, if the failure to observe and perform any such obligation or obligations would permit the grantor of such Underlying Rights to terminate such Underlying Rights prior to

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

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.


          their stated expiration date, would result in a material amount of cost, loss, damage or expense, or would otherwise materially adversely impair or affect either Party's ability to use the System or the Purchaser System or exercise each Party's rights with respect thereto, as provided and permitted hereunder. Each Party hereby agrees to indemnify and hold the other Party harmless from and against any loss, cost, damage or expense, including reasonable attorneys' fees and costs of suit, resulting from the indemnifying Party's breach of this Section.

     8.5 Throughout the term of each such Underlying Rights, DEVELOPER shall defend and protect DEVELOPER's rights in and interests under the Underlying Rights and Purchaser's right to use the Purchaser System as provided and permitted hereunder against interfering or infringing rights, interests or claims of third parties. Purchaser shall reimburse DEVELOPER for [ * * * ] of the total costs, including legal and direct administrative costs of DEVELOPER and of any third party costs incurred in defending and protecting the rights and interests of the Parties.

     8.6 Notwithstanding anything to the contrary contained in this Article 8, so long as a Party shall have observed and performed its obligations with respect thereto, upon the expiration, termination or failure to renew or extend any Underlying Rights necessary in order for the Parties to use the System or any portion thereof, each Party shall not be liable to Purchaser for any direct, indirect, special, incidental, punitive, consequential or other damages including without limitation loss of profits or revenue, cost of capital, cost of removal of the Purchaser System, or claims of customers, resulting from the expiration or termination of any Underlying Rights.

     8.7 DEVELOPER and Purchaser shall designate employees of each Party as members of a Project team to facilitate and coordinate activities under this Agreement. In addition, DEVELOPER and Purchaser shall designate one or more individuals from the Parties as onsite inspectors to monitor construction progress.

9.       SUBSTITUTIONS; RELOCATIONS

     9.1 If, after the Acceptance Date with respect to a Segment, (i) DEVELOPER is required by a Party with legal authority to so require (including, without limitation, a grantor of Underlying Rights if such relocation is not being required as a result of DEVELOPER's failure to observe and perform its obligations under such Underlying Rights or this Agreement), to relocate any portion of a Segment, including any condemnation or taking under the power of eminent domain of all or any portion of a Segment, or (ii) with Purchaser's concurrence upon DEVELOPER's request, DEVELOPER may relocate such Segment. In any such event, (i) the route of any such relocation shall be subject to the good faith agreement between DEVELOPER and Purchaser in such Segment, or in any other Conduit or Cables included in the System which is affected by such relocation; (ii) Purchaser shall be kept fully informed of all

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

          material determinations made by DEVELOPER in connection with such relocation; and (iii) the portions of any Segment affected by such relocation shall be constructed in accordance with the specifications and drawings set forth in this Agreement. If such relocation occurs, Purchaser shall reimburse DEVELOPER for either [ * * * ] of the costs of such relocation attributable to the portion of the Segment so relocated (reduced by such amount, if any, of the portion of such costs as are reimbursed to DEVELOPER by the Party requiring such relocation), or an amount adjusted to reflect any additional Cable or facilities installed by either Party in excess of the original System.

     9.2 Purchaser shall have the right to review and audit all costs incurred in connection with such relocation. DEVELOPER shall deliver to Purchaser updated As-built drawings with respect to the relocated segment not later than ninety (90) days following the completion of such relocation.

10.      ACCEPTANCE DATE

10.1      Scheduled Available Date
          ------------------------

          (i) Time shall be of the essence with respect to completion of each Segment of the Project by the dates set forth in the Project Schedule agreed to by the Parties, and the entire Project shall be completed on or before [ * * * ] (the "Project Completion Date"), as extended by Force Majeure events, or any extension of time expressly provided for in this Agreement.

          10.1.1 If the portion of the Project from Chicago, Illinois to Omaha, Nebraska is not Substantially Completed (as hereinafter defined) on or before [ * * * ] or that portion of the Project from Omaha, Nebraska to Aurora, Colorado is not Substantially Completed on or before [ * * * ] (as extended by Force Majeure events, or any extension of time expressly provided for under this Agreement), DEVELOPER shall pay (or allow Purchaser to a setoff as the case may
                    be) to Purchaser by way of liquidated damages and not as a penalty, a pre-estimated amount equal to [ * * * ] per day for each day thereafter until the date on which that portion of the Project is completed or deemed completed in accordance with Section 10.2; provided however, that the total amount of liquidated damages payable for late completion hereunder shall not exceed in the aggregate [ * *
                    * ] Purchaser may deduct or set-off from the Purchase Price any liquidated damages due Purchaser under this Section 10.1.

          10.1.2    Assessment and payment of liquidated  damages  pursuant to
                    Section 10.1.1 shall be the maximum liability of DEVELOPER for monetary damages in connection with any late completion under this

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.


                    Agreement.

          10.1.3 The Project Schedule shall contain agreed upon Segment Completion Dates as set forth in Exhibit A, by which DEVELOPER will have completed certain Segments. Subject to Force Majeure events or any extensions of time provided for under this Agreement, in the event that DEVELOPER fails to complete the work required by a specific Segment Completion Date; provided, however, that such failure is not attributable to Purchaser or its contractors, Purchaser shall have the right to (i) require DEVELOPER to provide an accelerated Project Schedule demonstrating that DEVELOPER can complete the remaining Segments by the scheduled Segment Completion Dates, and the Project by the scheduled Project
                    Completion Date; and (ii) require that DEVELOPER provide reasonable additional assurances that DEVELOPER can complete the Project on Schedule and on or under the approved Project budget. DEVELOPER's failure to satisfy four or more Segment Completion Dates by more than [ * * * ] days each shall constitute a Default under this Agreement.

          10.1.4 In the event the cause of a work delay is attributable to Purchaser or its contractors, Purchaser shall pay the costs of implementing the accelerated Project Schedule, and, to the extent necessary, adjust the appropriate Segment Completion Dates, with the delay costs incurred by
                    DEVELOPER, if any, to be reimbursed by Purchaser in connection therewith.

10.2      Title to the Purchaser System
           -----------------------------

          Upon Substantial Completion and full payment of the Purchase Price for each Segment of the Purchaser System to DEVELOPER, title to each Segment of the Purchaser System shall be fully vested in, transferred, and conveyed to Purchaser by a bill of sale, substantially in the form set forth in Exhibit I, or without further action upon an event of bankruptcy. Notwithstanding the foregoing, title to all work in progress and all materials that DEVELOPER purchases or furnishes for the Purchaser System as part of the Purchaser System, including but not limited to, Cable, Conduit and facilities shall pass to Purchaser when such items have been paid for by Purchaser as provided in Exhibit
          B. DEVELOPER shall bear all risk of loss with respect to the Purchaser System until title is transferred; provided, however, that DEVELOPER shall not be liable to Purchaser for any direct, indirect, special, incidental, punitive, consequential or other damages including without limitation loss of profits or revenue, cost of capital or claims of customers, resulting from any loss to the Purchaser System before title is transferred and conveyed to Purchaser, provided that DEVELOPER shall repair and restore any damage resulting from such loss at no cost to Purchaser.

          10.2.1 Following Substantial Completion of each Segment of the System, DEVELOPER shall provide a written notice ("Notice of Completion"). Substantial Completion shall mean completion of a Segment in accordance with the Project Specifications such that Purchaser may upon its receipt of title operate the Segment in accordance with this Agreement and the Marketing Agreement, except for non-material punch-list items that can reasonably be corrected within thirty (30) days. DEVELOPER shall promptly provide Purchaser with a copy of all test results concerning a completed Segment.

          10.2.2 Purchaser shall have fourteen (14) days from the day Purchaser receives the Notice of Completion to determine whether the completed Segment is constructed according to the Project Specifications (the "Acceptance Period"). If Purchaser determines that the Segment is, in fact, Substantially Complete, Purchaser shall Accept such Segment, subject to such punch-list items that Purchaser identifies in writing to DEVELOPER. Unless Purchaser gives notice in writing to DEVELOPER that the completed Segment is not constructed according to the Project Specifications, clearly identifying the nature of the failure by cross reference to such Project Specifications (hereinafter referred to as the "Notice of Non-Acceptance"), within fourteen (14) days of receiving the Notice of Completion as aforesaid, Purchaser shall be deemed constructively to accept the Segment and the Acceptance Date with respect thereto shall be deemed to have occurred on the last day of the Acceptance Period. The date of such acceptance (or deemed acceptance) of the Segment shall be the "Acceptance Date" for such Segment. On the

                    Acceptance Date, and upon full payment of the Purchase Price for each Segment of the Purchaser System to DEVELOPER, title to each Segment of the Purchaser System shall be transferred according to this Section.

          10.2.3 If Purchaser gives a Notice of Non-Acceptance, DEVELOPER shall remedy the defect and cause the completed Segment to be constructed according to the Project Specifications. The Parties shall work together in good faith to promptly identify those items that require correction.

          10.2.4 Upon notice from DEVELOPER that the conditions identified in the Notice of Non-Acceptance have been corrected, Purchaser shall have an additional fourteen (14) days to determine whether the completed Segment is constructed according to the Project Specifications.

          10.2.5 In the event DEVELOPER fails to remedy the defect and cause the completed Segment to be constructed according to the Project Specifications, and which failure remains unresolved at the end of the fourteen (14) day period referred to in Section 10.2.4, the Parties shall submit such dispute to be resolved in accordance with Article 35 (Dispute Resolution) hereof.

          10.2.6 Prior to the Acceptance Date and following the delivery of the Notice of Completion, Purchaser shall be entitled to inspect the System for the purpose of conducting tests without any additional expense to DEVELOPER.

10.3 Simultaneously, with the payment by Purchaser of the total Purchase Price in connection with a Segment, DEVELOPER shall take any and all steps necessary to convey the Segment to Purchaser.

11.      PURCHASE PRICE/PAYMENT

    11.1 The Purchaser hereby agrees to pay DEVELOPER the Purchase Price set forth herein for the purchase of:

          11.1.1    the Purchaser System; and

          11.1.2 the occupancy right of Purchaser's fibers in DEVELOPER's conduit (i.e. the Primary Conduit); and

          11.1.3 the right to use the regeneration facilities as described in Article 20 and Exhibit A; and

          11.1.4 the right to use all appurtenances constructed pursuant to this Agreement and relating to Purchaser System;

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

          11.1.5    the right to use,  access and occupy the Purchaser  System
                    in  accordance   with  the  terms  and  conditions  of  this
                    Agreement

          11.1.6 the right to exercise the rights and privileges set forth in the Marketing Agreement.

    11.2  The Purchase Price shall be the aggregate sum of the following:

          11.2.1    [ * * * ] of the Project Costs; and

          11.2.2 a Management Fee equal to [ * * * ] of the Purchase Price. In no event to exceed [ * * * ] of the payment cap as set forth in Section 11.4(a). When calculating the Management Fee, the portion of Project Costs attributable to an increase in the number of fibers in the Primary Conduit beyond [ * * * ] fibers, if any, shall not be considered; and

          11.2.3 [ * * * ] of the total actual costs for the design, engineering and construction of any additional work, if any, in excess of those described in this Agreement and at the written request of Purchaser, plus [ * * * ] for supervision and management, provided that DEVELOPER shall not be required to perform any additional work that would materially delay the Project or extend beyond the scheduled Project Completion Date without the mutual agreement of the Parties.

          11.2.4    the taxes set forth in Section 11.9.

    11.3 The Purchase Price shall be paid by the Purchaser to DEVELOPER in the manner and at the time as set forth in Exhibit B. The Maximum Budget (as set forth below) and the Purchase Price set forth herein, is based on an assumed route mileage of one thousand one hundred one (1,101) miles for the System (the "Assumed Mileage"). In the event the actual route mileage is not equal to the Assumed Mileage upon completion of the Project, the Maximum Budget shall be adjusted based on [ * * * ] per route mile, multiplied by the actual route miles constructed (based on the cost of purchasing of a [ * * * ]).

    11.4 The Purchaser and DEVELOPER hereby agree that the maximum budget for the Project (excluding the Management Fee) is [ * * * ] subject to modification due to agreed upon changes, and pursuant to Section 7.4 (the "Maximum Budget"). In the event the actual Project Costs are not equal to the Maximum Budget upon completion of the Project, the Purchase Price shall be adjusted as follows:

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

          (a) Subject to cost overruns due to events of Force Majeure as set forth in Section 1.7, if the actual Project Costs upon completion of the Project exceed the Maximum Budget, Purchaser's share of Project Costs, as set forth in Section 11.2.1, shall be capped at [ * * * ] of the Maximum Budget.

          (b) If the actual Project Costs upon completion of the Project are less than the Maximum Budget, each Party shall pay [ * * * ] of the actual Project Costs as set forth herein. In addition, the DEVELOPER shall be entitled to an increase in the Management Fee equal to [ * * * ] of the amount by which the final Project Costs upon completion are less than [ * * * ] of the Maximum Budget.

          (c) If the actual Project Costs upon completion of the Project equal the Maximum Budget, as set forth above, Purchaser and DEVELOPER shall each pay [ * * * ] of the actual Project Costs as contemplated in Section 11 of this Agreement.

    11.5 Each month DEVELOPER shall provide to the Purchaser an up-to-date costs report of the Project on a percentage of completion basis and forecast reports prepared in accordance with generally accepted accounting principles. In the event DEVELOPER's revised estimate of the total costs of the Project exceeds the initial estimated budget or any revised estimate of timing that materially varies from the Project Schedule, DEVELOPER shall notify the Purchaser immediately and provide the documentation necessary to substantiate the increased costs and/or change in timing.

    11.6 A complete set of books of account and records of the Project, truly and accurately documenting the Project Costs of the Project shall be maintained at DEVELOPER's office. The Purchaser or its designated representatives shall have access to and right to inspect, copy and audit such books and records during the business hours with prior notice reasonably given to DEVELOPER. In the event that the Purchaser disputes any amount, the Purchaser shall provide written notice describing in detail the basis for any such dispute and promptly forward such notice to DEVELOPER. To the extent DEVELOPER and the Purchaser are otherwise unable to resolve such dispute through their respective operating and administrative personnel within thirty (30) days after notice thereof from the Purchaser, the matter shall be submitted for dispute resolution as provided in Article 35 herein.

    11.7 In addition to the Purchase Price, the Purchaser further agrees that it shall pay [ * * * ] of the total maintenance costs pursuant to the provisions of the maintenance agreement to be entered into between DEVELOPER and the Purchaser.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

    11.8 Subject to the provisions of Article 13, in the event that either Party fails to make any payment under this Agreement when due, such amounts shall accrue interest, from the date five (5) days after such payment is due until paid, compounded monthly, at an annual rate equal to the Prime Rate, plus [ * * * ]; provided that if the highest percentage rate allowed by law is lower than such rate, then the rate shall be such highest rate allowed by law. In addition to the interest payment set forth in this Section 11.8, if the Purchaser fails to make timely payments when due, the Project Completion Date for the Purchaser System shall be automatically extended by a number of days equal to the number of days that elapse from the date such payment is due until paid.

    11.9 The Purchaser shall be responsible for and pay all sales and/or purchase taxes levied or assessed by any governmental agency in connection with the purchase by Purchaser from DEVELOPER of the Purchaser System.

    11.10 Mutual Guaranties. Each Party agrees to provide the other with financial assurances, in form and substance commercially reasonable and acceptable to the other Party on or before sixty (60) days after the date hereof to guarantee its payment obligations, including without limitation, the payment of liquidated damages in the case of DEVELOPER, pursuant to the terms and conditions of this Agreement.

12.        DEFAULT

  12.1 The following events shall be deemed to be events of default (each, a "Default") under this Agreement:

          12.1.1 Excluding any occurrence caused by any of the Force Majeure events as set forth in Section 1.7, either Party's violation of any applicable laws, statutes, ordinances, codes, Underlying Rights Requirements, or other legal requirements which substantially affects the progress of the Project, or endangers the completion of a Segment, the Project or the Purchaser System, if such violation(s) is not remedied within ten (10) Business Days after receipt of notice thereof from the non-defaulting Party, or, if such default cannot with reasonable diligence be remedied within such period, a Party's failure to remedy such default within an additional period reasonably required to remedy such default if a longer period is permitted at law (provided that the defaulting Party promptly commences the remedy within such ten (10) day period and diligently pursues appropriate efforts to remedy such default until completion);

          12.1.2 Purchaser's failure to make any payment of money required under this Agreement within thirty (30) Business Days after receipt of written notice thereof from DEVELOPER;

          12.1.3 Subject to DEVELOPER's right to temporarily withhold payment to a subcontractor or supplier due to a bona fide dispute between DEVELOPER and such third party, DEVELOPER's failure to timely make any payment due under this Agreement, or in connection with the Project, whether to Purchaser or to third parties, which failure is not remedied within ten
                    (10) Business Days after receipt by DEVELOPER of written notice of such failure or, if such default cannot be remedied within such period, DEVELOPER's failure to make such payment within an additional sixty (60) days (provided that DEVELOPER promptly commences the remedy within such ten
                    (10) day period and diligently pursues appropriate efforts to remedy such default until completion within said additional sixty (60) day period);

          12.1.4 DEVELOPER's failure to make any payment required under this Agreement within thirty (30) Business Days after receipt of written notice thereof from Purchaser;

          12.1.5 Except as otherwise caused by an event of Force Majeure, if DEVELOPER abandons the Project and DEVELOPER does not resume construction of the Project within ten (10) days after receipt of written notice from Purchaser;

          12.1.6 Either Party becomes insolvent, liquidates, is adjudicated as bankrupt, makes an assignment for the benefit of creditors, invokes any provision of law for the relief of debtors or initiates any proceeding seeking protection from its creditors.

          12.1.7 A material breach of this Agreement by either Party which is not cured within thirty (30) days after receipt of written notice from the non-breaching Party, or, if the default cannot be remedied within such period, the breaching Party's failure to remedy such default within an additional sixty (60) days (provided that the breaching Party promptly commences the remedy within such thirty (30) day period and diligently pursues appropriate efforts to remedy such default until completion). The Segment from Chicago to Omaha, or the Segment from Omaha to Aurora, is not substantially completed within sixty (60) days from the scheduled completion date for such Segment, as extended by Force Majeure events, or any extension of time expressly provided for under this Agreement, as applicable;

13.        TERMINATION

  13.1 Purchaser's Default. In the event of a Default by Purchaser pursuant to Article 12 hereof that is not cured within any applicable notice and cure period, DEVELOPER shall, without prejudice to any other right or remedy available at law or in equity, have the right to elect any or all of the remedies set forth below. In any case, (i)

          DEVELOPER will be entitled to full payment for services provided up to the time of said Default pursuant to this Agreement; (ii) any Segments that have been conveyed to Purchaser shall be retained by Purchaser, and the Marketing Agreement shall remain in effect as to such Segments.

          A. DEVELOPER may temporarily suspend construction of the Project or the Purchaser System, which suspension shall delay the affected Segment Completion Date and the Project Completion Date for the suspension period; or

          B. DEVELOPER may require additional security to ensure that Purchaser retains the financial and other ability to timely fulfill its obligations under this Agreement. Such security shall be as determined by DEVELOPER in its sole discretion, and may include, without limitation, additional financial guarantees by a Purchaser affiliate or other third party; escrowed funds; letters of credit; or a payment bond.

          C. DEVELOPER may keep this Agreement in full force and effect, complete any or all of the Segments that have not yet been
               Accepted and paid for by Purchaser, and retain all title and other rights in such Segments, including the right to all revenue earned from such Segments under the Marketing Agreement. DEVELOPER shall notify Purchaser, in writing, when such Segments have been Substantially Completed, and Purchaser shall have the right to purchase such Segments by paying within thirty (30) days thereafter (i) all sums owing hereunder in connection with such Segments; and (ii) any loss, cost, damage or expense incurred by DEVELOPER and arising from Purchaser's Default. Upon such payment, such Segments shall be conveyed to Purchaser as provided herein;

          D. IF Purchaser fails to provide additional security as contemplated in Section 13.1B above, DEVELOPER may terminate this Agreement, and thereafter complete any or all of the remaining Segments which Purchaser has not already Accepted, on such terms as it determines in its sole discretion, and Purchaser shall have no
               further  right,   title  or  interest  in  such  Segments.

  13.2 DEVELOPER'S Default. In the event of a Default by DEVELOPER pursuant to Article 12 hereof that continues beyond any notice and cure period, Purchaser shall, without prejudice to any other right or remedy available at law or equity, have the right to elect any of the remedies set forth below. In any case, (i) DEVELOPER shall be entitled to retain any payments earned hereunder up to the date of Default, and
          (ii) DEVELOPER shall retain its interest in any Segments on which the Purchaser System has been Accepted by Purchaser, and as to which DEVELOPER is not in Default hereunder, and the Marketing Agreement shall remain in effect with regard to such Segments.

          A. Purchaser may temporarily suspend payment of any sums owing hereunder until such Default is cured, provided that such suspension shall not delay the Segment Completion Date for any Segment or the Project Completion Date;

          B. Purchaser may require additional security to ensure that DEVELOPER retains the financial and other ability to timely fulfill its obligations under this Agreement. Such security shall be as determined by Purchaser in its sole discretion, and may include, without limitation, additional financial guarantees by a DEVELOPER affiliate or other third party; escrowed funds; letters of credit; or a performance bond.

          C. Purchaser may keep this Agreement in full force and effect, take over construction of the Project as Developer and complete the Project in accordance with the terms and conditions of this Agreement and the Project Budget, and retain all title and other rights in any Segments constructed by Purchaser, including the right to all revenue earned from such Segments under the Marketing Agreement. In that event, DEVELOPER is hereby deemed to have transferred and assigned to Purchaser any and all Project documents, information, supplies and materials, including all permits, licenses, authorizations, contracts, construction documents, engineering studies and reports, designs, maps, surveys and installation information relating to the Project, to enable Purchaser to complete the Project, and DEVELOPER shall undertake such other steps as are necessary to effectuate such assignment and transfer. Purchaser shall notify DEVELOPER, in writing, when such Segments have been Substantially Completed, and DEVELOPER shall have the right to redeem such Segments by paying within thirty (30) days thereafter (i) all sums owing hereunder in connection with such Segments; (ii) that portion of the Management Fee that would otherwise be payable to DEVELOPER for such Segments; and (iii) any loss, cost, damage or expense incurred by Purchaser in connection with DEVELOPER's Default. Upon such payments, the title in such Segments that would otherwise have been owned by DEVELOPER hereunder shall be conveyed to DEVELOPER;

          D. If DEVELOPER fails to provide additional security as contemplated in Section 13.2B above, Purchaser may terminate this Agreement, and thereafter take over construction of the Project on such terms as it determines in its sole discretion, and DEVELOPER shall have no further right, title or interest in any portion of the Project constructed from and after the date of Default. In that event, DEVELOPER shall transfer, and hereby is deemed to have transferred, to Purchaser all Project documents, information, supplies and materials as provided above.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

14.      LIMITED WARRANTY


          14.1 For a period of [ * * * ] following the Acceptance Date for the Purchaser System, DEVELOPER warrants that the engineering, design, construction and installation of the Purchaser System is in compliance with the Project Specifications and the terms of this Agreement, and DEVELOPER shall, at its sole cost and expense, take such steps as are necessary to promptly cure failure of the Purchaser System to comply with the foregoing. Upon termination of the [ * * * ] warranty period, Purchaser shall have no further recourse whatsoever against DEVELOPER with respect to the engineering, design, construction and installation of the Purchaser System except for claims made during such warranty period, for which DEVELOPER shall remain responsible.

          14.2 EXCEPT AS SET FORTH IN THIS ARTICLE 14 OR AS MAY BE SET FORTH SPECIFICALLY AND EXPRESSLY ELSEWHERE IN THIS AGREEMENT, DEVELOPER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASER SYSTEM HEREUNDER, OR ANY SERVICES PROVIDED TO PURCHASER PURSUANT HERETO, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE WARRANTIES SET FORTH IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE BY DEVELOPER TO PURCHASER WITH RESPECT TO THIS AGREEMENT AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

15.      MAINTENANCE

         Upon the mutual execution of this Agreement, and prior to the completion of the Project, both Parties agree to negotiate in good faith to enter into a maintenance agreement to maintain the System, including Purchaser's System, pursuant to the Maintenance Specifications set forth in Exhibit H. The maintenance agreement shall be decided on a competitive cost basis reasonably acceptable to Purchaser, and Purchaser shall have the right to veto any such maintenance provider based on Purchaser's reasonable objections, including cost or past experience with any such proposed maintenance provider.


16.      LEGAL REQUIREMENTS

         16.1     Regulatory Compliance by DEVELOPER
                  ----------------------------------

          16.1.1 Except as may appear to the contrary in this Agreement, DEVELOPER shall be fully responsible for obtaining and maintaining all required regulatory permits, franchises, authorizations, licenses, consents or approvals required for the construction of the Project (the "Permits"). Purchaser shall provide such assistance to DEVELOPER in fulfilling its obligations hereunder as DEVELOPER may from time to time reasonably request.

          16.1.2 Any Permits (i) having a duration (including any renewals required in order to continue to operate the Project or any part thereof) of greater than 12 months, (ii) which impose any ongoing fees or royalties, or (iii) which impose any ongoing covenants (other than covenants having a duration, including any renewals required in order to continue to operate the Project or any part thereof, of twelve months or less), shall be subject to the prior approval of Purchaser, not to be unreasonably withheld or delayed, and, if requested by Purchaser, such Permits may be required to be obtained in the name of Purchaser or such other person or entity as Purchaser may specify or jointly in such name and DEVELOPER's name. DEVELOPER shall be responsible for maintaining a comprehensive registry of all permits obtained in connection with the Project, and shall provide a copy thereof upon request to Purchaser.

         16.2     Compliance with Laws
                  --------------------

          16.2.1 DEVELOPER shall fully comply with all provisions of applicable law in carrying out its obligations hereunder but shall not be obliged under any circumstances whatsoever to obtain any of the permits, authorizations, licenses, consents or approvals to be obtained by Purchaser in the conduct of its business, or the use and operation of the Purchaser System by Purchaser.

          16.2.2 Purchaser shall be solely responsible for compliance with all legal and regulatory requirements associated with its business or with ownership or operation of the Purchaser System, including without limitation obtaining, maintaining and paying for any and all required regulatory permits, franchises, authorizations, licenses, consents or approvals which are required for Purchaser's use, ownership and operation of the Purchaser System, and DEVELOPER shall have no responsibility or liability whatsoever in connection therewith.

         16.3  Compliance with Underlying Rights.
               ----------------------------------

               Purchaser  and   DEVELOPER   shall  comply  with  all  terms  and
               conditions of the Underlying Rights Requirements. DEVELOPER shall provide Purchaser with a copy of all Underlying Rights.

17.      INDEMNIFICATION AND LIABILITY

         17.1     Indemnities
                  -----------

          17.1.1 DEVELOPER hereby releases and agrees to indemnify, defend, protect and hold harmless Purchaser, its directors, officers, stockholders, agents, and employees, and its respective successors or permitted assigns from and against, and assumes liability for: (i) any and all causes of action, demands, claims, suits, losses, judgments or costs, including without limitation legal costs and reasonable attorney fees (collectively "Damages") which may be brought by or asserted by any of DEVELOPER's or its affiliates' subscribers, any person or entity providing labor, services or materials to DEVELOPER, or any other action or matter of any nature arising out of, connected to, or related to DEVELOPER's design, construction, maintenance, operation or use of the System, including any Segment, and
                    (ii) each and every breach, or material default by DEVELOPER of any of its covenants, agreements, duties or obligations hereunder, and (iii) any violation by DEVELOPER of any Underlying Rights Requirements, regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with DEVELOPER's performance of its obligations under this Agreement, and
                    (iv) each and every breach or default of any of DEVELOPER's representations or warranties contained herein; and (v) any of the acts, omissions, negligence or willful misconduct of DEVELOPER or its directors, officers, stockholders, affiliates, employees, contractors or agents in connection with the performance of this Agreement, unless the claim results from the actions or omissions of DEVELOPER at the direction or on the request of Purchaser, or from the actions or omissions of Purchaser, or unless liability is otherwise disclaimed in this Agreement . The provisions of this Section shall survive termination or expiration of this Agreement, and shall apply to circumstances arising before, during and after Acceptance of any Segment.

          17.1.2 Purchaser hereby releases and agrees to indemnify, defend, protect and hold harmless DEVELOPER, its directors, officers, stockholders, agents, and employees, and its respective successors or permitted assigns from and against, and assumes liability for: (i) any and all causes of action, demands, claims, suits, losses, judgments or costs, including without limitation legal costs and reasonable attorney fees (collectively "Damages") which may be brought by or asserted by any of Purchaser or its affiliates' subscribers, any person or entity providing labor, services or materials to Purchaser, or any other action or matter of any nature arising out of, connected to, or related to Purchaser's, construction, maintenance, operation or use of the System, and (ii) each and every breach, or material default by Purchaser of any of its covenants, agreements, duties or obligations hereunder, and (iii) any violation by Purchaser of any Underlying Rights Requirements, regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with
                    Purchaser's performance of its obligations under this Agreement, and (iv) each and every breach or default of any of Purchaser's representations or warranties contained herein; and (v) any of the acts, omissions, negligence or willful misconduct of Purchaser or its directors, officers, stockholders, affiliates, employees, contractors or agents in connection with the performance of this Agreement, unless the claim results from the actions or omissions of Purchaser at the direction or on the request of DEVELOPER, or from the actions or omissions of DEVELOPER, or unless liability is otherwise disclaimed in this Agreement. The provisions of this Section shall survive termination or expiration of this Agreement, and shall apply to circumstances arising before, during and after Acceptance of any Segment.

          17.1.3 The Parties agree to promptly provide each other with notice of any lawsuit, judicial, administrative or other dispute resolution, action, proceeding or claim of which it becomes aware and which it believes may result in an indemnification obligation hereunder (each, an "Action"); provided that the failure to provide any such notice shall not affect the indemnifying Party's indemnification obligation unless the indemnifying Party is actually prejudiced by the failure to receive such notice and then only to the extent of such prejudice. After receipt of any such notice, if the indemnifying Party shall acknowledge in writing to the indemnified Party that the indemnifying Party shall be obligated under the terms of this indemnity hereunder in connection with such Action, then the indemnifying Party shall be entitled, if it so elects (i) to take control of the defense and investigation of such Action, (ii) to employ and engage attorneys of its own choice, which are reasonably acceptable to the indemnified Party, to handle and defend the same, at the indemnifying Party's cost, risk and expense, unless the named Parties to such action or proceeding include both the indemnifying Party and the indemnified Party and the indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified Party that are different from or additional to those available to the indemnifying Party, in which case the indemnified Party shall also have the right to employ its own counsel in any such case with the reasonable fees and expenses of such counsel being borne by the indemnifying Party, and (iii) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified Party, such consent not to be unreasonably withheld or delayed, provided, however, such consent of the indemnified Party is not required if such settlement, compromise or consent includes as an unconditional term thereof given by the claimant or the plaintiff to the indemnified Party a full release from all liability in respect of such indemnifiable claim. Notwithstanding anything in this Section 17.1.3 to the contrary, (i) if there is a reasonable probability that an indemnifiable claim may materially adversely affect the indemnified Party, other than as a result of money damages or other money payments, the indemnified Party shall have the right to participate in such defense, compromise or settlement and the indemnifying Party shall not, without the indemnified Party's written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise any indemnifiable claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof giving by the claimant or the plaintiff to the indemnified Party a full release from all liability in respect of such indemnifiable claim. In all such cases, the indemnified Party shall cooperate in the defense of the Action.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

     17.2 Force Majeure
          -------------

          In no event shall either Party be liable to the other for any non-performance or breach of contract, or for any costs, losses or damages, including without limitation loss of profit or consequential damages of any type whatsoever under this Agreement, which arise by reason of or under conditions of Force Majeure.

     17.3 Loss of Profit, Indirect and Consequential Damages
          --------------------------------------------------

          Notwithstanding any other provision in this Agreement, neither Party shall be liable to the other for any loss of profit or revenues, cost of capital, nor indirect, incidental, consequential, punitive, special or exemplary damages of any type whatsoever arising under this Agreement.

     17.4 Limitation on Damages
          ---------------------

          Notwithstanding any other provision of this Agreement, neither Party shall be liable to the other for any breach hereof or for any claim of any nature whatsoever in the aggregate in excess of [ * * * ] This
          Section 17.4 shall not form the basis of any claim against DEVELOPER in and of itself, and shall not increase or enlarge the liability of DEVELOPER established pursuant to the other terms of this Agreement or otherwise. This Section 17.4 shall not limit any claim by Purchaser against an insurer under any insurance policy specified and provided hereunder. This Section shall not apply to claims under Article 14 (Limited Warranty), Section 10.1.1 (Liquidated Damages), or Article 13 (Termination).

18.      TAXES

         18.1 Each Party shall bear [ * * * ] share of any and all taxes levied by any authority in respect of the construction of the Project, provided that this shall not apply to any taxes on the income or capital of the other Party. Without limiting the foregoing, taxes shall include all sales taxes, municipal taxes, levies or assessments, and goods and services taxes, fees or other charges.

         18.2 The Parties agree to negotiate in good faith with a view to minimizing any taxes that may be due in connection with the Project. The Parties acknowledge that this may involve amendments, among other things, to the terms of this Agreement or any maintenance agreements.

         18.3 Notwithstanding the foregoing, all taxes, assessments or other fees associated with Purchaser's purchase, lease, ownership, use or operation of the Purchaser System shall be the sole responsibility of the Purchaser, including but not limited to all sales taxes and all taxes, other than taxes measured by net income, imposed on

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

               DEVELOPER with respect to the sale, lease, ownership, use or operation of the Purchaser System. All such taxes required by applicable law to be paid or remitted by DEVELOPER shall be separately stated on invoices or statements to Purchaser to the extent permitted by applicable law.

         18.4 Notwithstanding any provision to the contrary herein, either DEVELOPER or Purchaser shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees, interest or penalties imposed or assessed against it due to its use of the System and/or based on the physical location of the System and/or the construction thereof ("Additional Taxes"). In such event, the protesting Party shall protect, indemnify, hold harmless and defend, at the protesting Party's sole cost and expense, the other from and against any costs, expenses, damages or losses incurred by the non-protesting Party, or other reasonable charges or expenses, including reasonable attorney fees, which are incurred by the non-protesting Party as a result of the protesting Party's protest, including, without limitation, any Additional Taxes or any deficiency asserted by any taxing authority.

19. REGENERATION FACILITES

         19.1 Subject to the terms and conditions of the maintenance agreement, DEVELOPER grants to Purchaser the following rights for the use of the regeneration facilities constructed pursuant to Exhibit F.

               19.1.1 The right of access  and  entry  under the same  terms and conditions as DEVELOPER.

               19.1.2 The right to utilize an equal amount of collocation  space with DEVELOPER, or [ * * * ] whichever is greater.

               19.1.3 The right to  utilize on an equal  basis  with  DEVELOPER, common amenities such as power and fire suppression.

               19.1.4 All  rights  and  privileges  that  DEVELOPER  has in each regeneration facility (including the right to sub-lease the space allocated for Purchaser's use).


          19.2 Both Parties agree that upon either Party's receipt of payment (monthly, quarterly or yearly as the case may be) from a third party to lease collocation space in any regeneration facilities constructed by DEVELOPER in accordance with this Agreement, the contracting Party shall remit to the non-contracting Party a sum equal to [ * * * ] received from the third party for the right to use the regeneration facilities. Each Party shall have the right to review and approve all agreements associated with the use of collocation space in the regeneration facilities by either Party prior to execution, which consent shall not be unreasonably conditioned, delayed or withheld.

20.      REPRESENTATIONS AND WARRANTIES


         20.1 Each Party represents and warrants to the other that:
              ----------------------------------------------------

            20.1.1 it has been duly created, is validly existing and has the company or partnership power and authority to enter into and perform its obligations under this Agreement and otherwise to carry on its business as presently conducted;

            20.1.2 the entry into and performance of this Agreement will not violate or constitute a default or breach under its Articles of Incorporation and Bylaws, any laws or orders binding upon it or any agreement to which it is a party;

            20.1.3 there is no litigation or administrative proceeding pending or, to its knowledge, threatened against it which could reasonably be expected to have a material adverse effect on its financial condition or business;

            20.1.4 this Agreement has been duly authorized, executed and delivered and is binding on it and enforceable against it in accordance with its terms; and

            20.1.5 it shall, at all times, use equipment and operate in a manner which will not damage or cause injury or impairment to the Project.

         20.2 Except as specifically set forth in this Agreement, DEVELOPER makes no representations or warranties with respect to the engineering, design, capacity, construction, installation or functions of the Purchaser System.


21.        COVENANTS OF DEVELOPER

          21.1 DEVELOPER shall provide Purchaser with a copy of a corporate resolution approving entering into this Agreement;

          21.2 At the time DEVELOPER transfers the ownership and title to each Segment of the Purchaser's System to the Purchaser, such Segment of the Purchaser System shall be free and clear of all liens, mortgages, security interests and encumbrances, as more fully set forth in the bill of sale attached hereto as Exhibit I;

          21.3 To the best of DEVELOPER's knowledge, there are no existing claims or facts which give rise to any claims, which could interfere with the construction or operation of the Project in any way;

          21.4 DEVELOPER has complied in all material respects with laws, regulations and orders; and

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.


          21.5 Within seven (7) days of the time Purchaser makes any payment hereunder, DEVELOPER shall have paid to its contractors and suppliers all amounts owing to them in connection with the work for which Purchaser's payment is made (provided that DEVELOPER may use Purchaser's payment for such purpose). Subject to the foregoing, in the event a lien is filed against the title to the Project by any of DEVELOPER's contractors, material suppliers or any other person providing services to the Project, DEVELOPER shall within thirty (30) days obtain a bond as security to remove such lien from the title to the Project. If DEVELOPER fails to release and discharge any such claim of lien against the title to the Project, Purchaser may, at its option, discharge or release the claim of lien or otherwise deal with the lien claimant, and DEVELOPER shall pay Purchaser any and all costs and expenses of Purchaser in so doing, including reasonable attorney's fees incurred by Purchaser.

          21.6 DEVELOPER shall give Purchaser copies of any written notices it receives concerning the Project that allege failure to make any payment due or allege facts which, if true, would materially and adversely delay completion of any portion of the Project, or result in any material increase in cost to Purchaser.

22.      COVENANTS OF PURCHASER

          22.1 Purchaser shall at all times following the Acceptance Date of the Purchaser System be responsible for maintaining in good standing all licenses, authorizations, consents and approvals which shall, from time to time, be required for Purchaser to use and operate each Segment of the Purchaser System.

          22.2 Purchaser shall provide DEVELOPER with a copy of the Resolution of its Board of Directors approving entering into this Agreement.

23.      DEVELOPER TO INSURE PRIOR TO FINAL ACCEPTANCE DATE

          23.1 DEVELOPER agrees to consult with Purchaser to obtain and maintain at all times during the construction of the Project the following insurance coverage as part of the Project Costs with terms and conditions acceptable to Purchaser:

               23.1.1 Professional Liability Insurance in the amount of [ * * * ]

               23.1.2 Comprehensive General Liability Insurance in the amount of [ * * * ], or such higher amounts as determined by DEVELOPER, with a cross liability and severability of interest clause endorsement;

               23.1.3    Workers   Compensation   Insurance  and   Employer's
                         Liability Insurance in the amount of [ * * * ] or as required by law;

               23.1.4    Course  of  Construction   Insurance  for  the  full
                         replacement value of the

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.


                         Project with the deductible amount not to exceed [ * * * ];

               23.1.5 Railroad Liability Insurance, where and to the extent required by the owners of any rights of ways;

               23.1.6 Builders Risk Insurance in the amount of [ * * * ] or as required by law;

               23.1.7 Umbrella Excess Liability with limits of not less than [ * * * ] combined single limit in excess of the
                         above-referenced    Comprehensive   General   Liability
                         Insurance.

          The Purchaser shall be added as an additional insured in the Comprehensive General Liability Insurance policy referred to in
          Section 23.1.2. DEVELOPER shall obtain policies with financially reputable insurer(s) with at least an A.M. Best rating of "A" or better, which are lawfully approved to do business in all jurisdictions where any work is performed and that are reasonably acceptable to Purchaser. A certified copy of such policies shall be provided to the Purchaser, which will provide for thirty (30) days written notice to the Purchaser prior to any cancellation or modification to the policy. In addition, all policies referred to above, except Workers Compensation, shall contain a waiver of subrogation clause in favor of all insureds, their respective employees, agents, representatives, directors or officers.

               23.1.8 All Risks Construction Equipment Insurance to cover all of the equipment engaging in the construction activity.

               23.1.9 Automobile Liability Insurance in the amount of [ * * * ] for all DEVELOPER owned vehicles.


          23.2 The insurance policies referred to in Sections 23.1.5 and 23.1.6 shall terminate when the ownership and title of the entire Purchaser System transfers to the Purchaser. Thereafter, the Purchaser shall obtain and maintain property and liability insurance coverage pursuant to the provisions of Article 24.

24.       PARTIES TO INSURE FOLLOWING ACCEPTANCE DATE

          24.1 As of and following the Acceptance Date of each Segment, DEVELOPER and the Purchaser shall each cooperate with each other to obtain and maintain the following insurance coverage:

               24.1.1 Insurance coverage as set forth in the maintenance agreement; and

               24.1.2   Any insurance coverage that is required by law; and

               24.1.3 Any insurance coverage that either Party reasonably considers necessary.

25.      FURTHER ASSURANCES

      Each of DEVELOPER and Purchaser shall, from time to time, execute and deliver all such further documents and instruments and do all acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.


26.      FEES


      Each Party hereto will pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.


27.      PUBLIC ANNOUNCEMENTS


      No public announcement or press release concerning this Agreement may be made by DEVELOPER or Purchaser without the prior consent and joint approval of DEVELOPER and Purchaser, not to be unreasonably withheld or delayed, except as required under applicable law or in connection with the obligations of a public company.

28.  BENEFIT OF THE AGREEMENT

      This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the Parties hereto.


29.  ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties with respect thereto.

30.  AMENDMENTS AND WAIVERS

      No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the Parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.


31.      ASSIGNMENT

         31.1 This Agreement may not be assigned by Purchaser without the prior written consent of DEVELOPER not to be unreasonably withheld provided, however, that this Agreement may be assigned by
               Purchaser without the consent of DEVELOPER to an affiliate of Purchaser, as set forth in Rule 405 of the Securities Act of 1933, as amended (or another entity, directly or indirectly, controlling, controlled by or under common control with Purchaser, or the successor to Purchaser by merger or purchase of all or substantially all of Purchaser's equity or assets) (each, an "Affiliate"), provided that such Affiliate enters into a written agreement with DEVELOPER to be bound by the provisions of this Agreement in all respects and to the same extent as Purchaser is bound and provided further that Purchaser will continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such Affiliate fails so to do.

         31.2 This Agreement may not be assigned by DEVELOPER without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, provided, however, that this Agreement may be assigned by DEVELOPER without the consent of Purchaser to an Affiliate of DEVELOPER, provided that such Affiliate enters into a written agreement with Purchaser to be bound by the provisions of this Agreement in all respects and to the same extent as DEVELOPER is bound and provided further that DEVELOPER will continue to be bound by all of the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such Affiliate fails so to do.

         31.3 Notwithstanding any other provision of this Agreement, any and all amounts payable to DEVELOPER arising from or relating to this Agreement may be assigned by DEVELOPER by way of absolute assignment or by way of security or otherwise without the consent of Purchaser for the purpose of securing project or other financing by DEVELOPER in respect of its obligations hereunder; provided that the assignee agrees to take any funds subject to Purchaser's rights under this Agreement and be fully responsible to Purchaser for any monies received from DEVELOPER.

         31.4 Notwithstanding any other provision of this Agreement, either Party may assign this Agreement as collateral security to a lender.

32.      NOTICES


          Any demand, notice or other communication to be given in connection with this Agreement will be given in writing and will be given by personal delivery, by certified or registered mail or by facsimile addressed to the recipient as follows:

         To DEVELOPER:              Pacific Fiber Link, LLC.
                                    1333 W. 120th Avenue, Suite 216
                                    Westminster, Colorado 80234
                                    Attention: President
                                    Attention: General Counsel
                                    Facsimile Number: (303) 450-6102

         To Purchaser:              Pathnet, Inc.
                                    1015 31st Street, N.W.
                                    Washington, D.C. 20007
                                    Attn: Vice President, Corporate Development
                                    Attn: General Counsel
                                    Facsimile Number: (202) 624-7824

         or to such other address, individual or facsimile number as may be designated by notice given by either Party to the other. Any demand, notice or other communication given by personal delivery or by certified or registered mail will conclusively be deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day, provided that the sender of the facsimile receives confirmation of delivery of the facsimile transmission by personal delivery, certified or registered mail. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by facsimile.

33.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without reference to its choice of law principles.

34.      DISPUTE RESOLUTION

         If the Parties are unable to resolve any disagreement or dispute arising under or related to this Agreement, including without limitation, the failure to agree upon any item requiring a mutual agreement of the Parties hereunder, they shall resolve the disagreement or dispute as follows:

         34.1 Attempt to settle such dispute by mutual discussion between Ron Stevenson and Jerry Tharp, acting on behalf of DEVELOPER, and Bill Smedberg and Dick Jalkut, acting on behalf of Purchaser, or such other persons as may nominated by the Parties.

         34.2 If the matter has not been resolved by the mutual discussion required by paragraph 34.1 within thirty (30) business days after the date on which the dispute arose, then, the Parties shall endeavor to settle the dispute by mediation under the Construction Industry Mediation Rules of the American Arbitration Association.

         34.3 If such dispute cannot be settled within thirty (30) business days after submission to mediation pursuant to paragraph 34.2 hereof, such dispute shall finally be resolved by an arbitral tribunal consisting of three (3) independent and impartial arbitrators (the "Tribunal"), under the Construction Industry Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). Each Party shall appoint one (1) arbitrator within fifteen (15) days after initiation of arbitration and the two (2) arbitrators so appointed shall select a third (3rd) arbitrator as the chairman of the Tribunal within fifteen (15) days of the appointment of the second arbitrator. In the event that the Parties or the arbitrators fail to select arbitrators as required above, the AAA shall select such arbitrators. The AAA shall have the authority to disqualify any arbitrator who it determines not to be independent and impartial. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. Venue for the arbitration shall be Denver, Colorado.

         34.4 Arbitration discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, with any disputes over the scope of discovery to be determined by the arbitrators, it being intended that the arbitrators shall allow limited, reasonable discovery prior to any hearing on the merits. The arbitrators shall conduct a hearing no later than sixty (60) days after initiation of the matter to arbitration, and a decision shall be rendered by the arbitrators within thirty (30) days after the hearing. At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. The arbitration determination shall be in writing and shall specify the factual and legal bases for the determination. The arbitrators may award legal or equitable relief, including but not limited to specific performance, and any award of damages shall be limited as provided in this Agreement. The arbitrators' fees and other costs of the arbitration shall be borne by the Party against whom the award is rendered, except as the arbitration panel may otherwise provide in its written opinion. Notwithstanding anything herein to the contrary, DEVELOPER or Purchaser may, prior to the final decision rendered by a mediator or arbitrator, petition a state or federal court for a temporary restraining order or a preliminary injunction upon a showing of the requisites therefor in such court. The foregoing provision for court proceedings is intended to be limited to those cases in which emergency access to the court is necessary to prevent immediate and irreparable harm in the interim period until mediation or arbitration can be completed.

         34.5 The Parties agree that this submission and agreement to arbitrate shall be governed by and specifically enforceable in accordance with the laws of the State of New York. The Parties agree to abide by all decisions and determinations rendered in such proceedings. Such decisions and determinations shall be final and binding on all Parties. All decisions and determinations may be filed with the clerk of one or more courts, state, federal or foreign having jurisdiction over the Party against whom it is rendered or its property, as a basis of judgment.

         34.6 Pending the resolution or settlement of a dispute between the Parties as set forth in this Article 34, the Parties hereby expressly agree that the performance of its obligations under this Agreement shall not be delayed, suspended, impeded or hindered.



35.      CONFIDENTIAL INFORMATION


     35.1 As used in this Agreement, "Confidential Information" means all information of either Party that is not generally known to the public, whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs of such Party). The Parties understand and agree that this Agreement and all materials, maps, engineering designs and documents, construction techniques, pricing and other information as may be necessarily exchanged between them in fulfilling the provisions and intents of this Agreement, are and shall be Confidential Information. Each Party shall disclose Confidential Information only to its affiliates, directors, officers and employees with a need to know and shall keep secret all Confidential Information of the other Party except as authorized by the respective owners. This obligation shall continue to bind any Party after it shall cease to be a Party for whatever reason and shall survive termination of this Agreement but such obligation of confidentiality shall not apply:


          35.1.1 to a disclosure to a person who knew the confidential information prior to its being disclosed;

          35.1.2 to information which comes into the public domain without any breach of the provisions of this Article;

          35.1.3 to disclosure of information which is disclosed on a confidential basis to consultants or advisers of a Party who have a bona fide need to know to assist that Party in the carrying out of the terms of this Agreement;

          35.1.4 to a disclosure of information required by a governmental or judicial law, order, rule or regulation;

          35.1.5 to a disclosure of information which is disclosed in proceedings taken by either Party for the enforcement of any of its rights and remedies under this Agreement;

          35.1.6    in connection with one's obligations as a public company;

          35.1.7    to  third  parties  in  connection   with   financing  or
                    investments   on  a  need  to  know  basis,   provided  such
                    recipients agree to be bound by the confidentiality terms hereof;.

          35.1.8    such  information  that  is  reasonably   necessary  (and
                    specifically excluding any Confidential Information concerning another Party's business plans, goals, strategies or other proprietary information) in connection with sales and marketing efforts.


             If any Confidential Information is required to be disclosed under this Section, disclosure shall be limited only to persons with a need to know, and the disclosing Party shall provide prior notice of such disclosure to the other Party to give such other Party an opportunity, at its own expense, to oppose or seek to limit disclosure.


     35.2 The provisions of this Article shall survive expiration or termination of this Agreement.



36.      PATENTS AND COPYRIGHTS

          Each Party acknowledges the rights of the other Party in certain patents and copyrighted material the other Party may possess or develop in the performance of this Agreement or in the operation of the System. Each Party further acknowledges that any such rights shall remain the exclusive property of the owning Party, and the non-owning Party shall have no interest in such rights by virtue of the existence of this Agreement between the Parties. Each Party agrees to use its reasonable efforts to protect such rights in dealings with third parties.


37.      TIME

          Time shall be of the essence of this Agreement.


38.      LANGUAGE

          The Parties have expressly requested that this agreement and its ancillary documents be drafted in English.


39.      SEVERABILITY

          If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, so long as such invalidity does not materially impair the benefit of this Agreement to either Party, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


40.      RELATIONSHIP

          The Parties acknowledge and agree that this Agreement does not create a partnership or joint venture relationship between them. The performance by the Parties of all duties and obligations hereunder shall be as independent contractors and not as agents or trustees of the other Party. No Party shall owe any fiduciary obligations to any other Party. Neither Party has any authority or capacity whatsoever to contract for or on behalf of or bind the other in respect of any matter related to these presents or otherwise. None of the employees of DEVELOPER shall be considered to be servants, employees or agents of Purchaser, and none of the employees of Purchaser shall be considered to be servants, employees or agents of DEVELOPER.


41.      SURVIVAL

          Any provision and paragraph of this Agreement which by its nature extends beyond the term hereof or which is required to ensure that the Party fully exercise their rights and perform their obligations hereunder, shall survive the expiration or termination of this Agreement for any cause whatsoever.


42.      BOARD APPROVAL

          This Agreement shall be subject to the approval of each Party's Board of Directors.


43.      DUE DILIGENCE

          For a period of fourteen (14) days after the date hereof, either Party may conduct such due diligence on the other Party and on the proposed Project to determine that the other Party has the financial ability and internal systems and processes to perform its obligations hereunder and that the proposed Project Specifications are achievable within the Project Budget and will be sufficient to permit the completed system to be used as intended. If, in the exercise of its good faith, reasonable judgment, the evaluating Party materially determines that either Party will be unable to complete the Project within the Project Budget and in accordance with the Project Specifications, or meet the payment obligations under this Agreement, such Party may, upon written notice to the other Party at any time during such fourteen (14) day period, terminate this Agreement, in which event neither Party shall have any further right or obligations to the other hereunder.


44.      CHICAGO TO NEW ORLEANS

          DEVELOPER or its Affiliate, is currently evaluating a potential fiber-optic telecommunications network between Chicago and New Orleans (the "Chicago/New Orleans Segment"). If DEVELOPER, or an Affiliate of DEVELOPER, elects to develop that segment, the Parties will use their best efforts to enter into an agreement for the development of the segment on substantially the same terms and conditions as set forth herein. Notwithstanding the foregoing, in the event that DEVELOPER, or an Affiliate of DEVELOPER, is required to jointly develop that segment with the provider of the right of way such that Purchaser's participation in the development, on the terms provided for in this Agreement, is not possible under the circumstances, then the Parties will instead negotiate in good faith to permit Purchaser to participate in the deal in as material a fashion as is reasonable under the circumstances.


45.      FUTURE PURCHASER ROUTES

          Purchaser or its Affiliate, is currently evaluating a potential fiber-optic telecommunications network between Denver and Dallas (the "Denver/Dallas Segment"). If Purchaser, or an Affiliate of Purchaser, elects to develop that segment, the Parties will use their best efforts to enter into an agreement for the development of the segment on substantially the same terms and conditions as set forth herein. Notwithstanding the foregoing, in the event that Purchaser, or an Affiliate of Purchaser, is required to jointly develop that segment with the provider of the right of way such that DEVELOPER's participation in the development, on the terms provided for in this Agreement, is not possible under the circumstances, then the Parties will instead negotiate in good faith to permit DEVELOPER to participate in the deal in as material a fashion as is reasonable under the circumstances.

45.      SOLICITATION OF EMPLOYMENT

          Neither Party shall, during the life of this Agreement and for a period of two (2) years thereafter, directly or indirectly for itself or on behalf of, or in conjunction with, any other person, partnership, corporation, business or organization, solicit employment of an employee of the other with whom that Party or its personnel have had contact during the course of the Project under this Agreement, unless that Party has obtained the written consent of the other to such solicitation.


46.      COUNTERPARTS

          This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF the Parties have executed this Agreement.


                                   PACIFIC FIBER LINK, LLC, a Washington limited liability company


                                   By:   /s/ [name illegible]
                                         --------------------------------
                                   Its:  Executive V.P.
                                         --------------------------------
                                   Date: March 31/99
                                         --------------------------------

                                   PATHNET, INC., a Delaware corporation

                                   By:   /s/ Richard A. Jalkut
                                         --------------------------------
                                   Its:  President and CEO
                                         --------------------------------
                                   Date: 3/31/99
                                         --------------------------------

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                                    EXHIBIT A
                                    ---------

                          PROJECT AND PURCHASER SYSTEM
                          ----------------------------

1.       The Project
         -----------
         A. The Project will consist of [ * * * ] (as set forth below) and shall include designing, engineering, permitting and constructing a long-haul conduit/fiber optic cable system between Aurora, Colorado and Chicago, Illinois.

         B. The Project will consist of [ * * * ] conduits that are a minimum of [ * * * ] diameter and [ * * * ] count fiber optic cable (to include [ * * * ] fibers and [ * * * ] fibers)placed in one (1) of the designated conduits (i.e. the Primary Conduit). The Parties may agree to increase or decrease the amount of fibers in the cable, and/or modify the type and specifications of fiber within the cable, across the Project as a whole, or on specific portions of the Project, all as agreed to by the Parties. Any incremental cabling costs attributable to cabling the two different types of fiber will be borne by Purchaser.

         C. The Project will be primarily constructed on public and private right-of-way.

2.       The Purchaser System
         --------------------
          The Purchaser System will consist of [ * * * ] that is a minimum of [ * * * ] diameter (but in no event smaller than DEVELOPER's conduit) and [ * * * ] of the total number of fibers pulled through the Primary Conduit. The type, specifications and number of fibers in the Purchaser System shall be as agreed to by the Parties and may vary across the Project.

          A. The Purchaser System will also include the right to use [ * * * ] of the regeneration facilities and all other appurtenances constructed by DEVELOPER as described in the Exhibits attached hereto on behalf of the Project, and the right to add additional regeneration facilities, splice boxes, interconnection facilities and other appurtenances, all at Purchaser's sole cost and expense. The Parties will agree on a detailed scope of work describing the specific equipment and other facilities to be installed as part of the System.

          B.   The   regeneration   facilities   shall  be  located  within  the
               right-of-way and spaced approximately forty-five (45) miles from each other unless mutually agreed to between the Parties.

          C. The fiber utilized in constructing the Purchaser System shall be [ * * * ], or as mutually agreed to between the Parties.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

3.       Segment Completion Date Schedule:

                  Segment 1:        [ * * * ]
                  ----------

                  Segment 2:        [ * * * ]
                  ----------

                  Segment 3:        [ * * * ]
                  ----------

                  Segment 4:        [ * * * ]
                  ----------

                  Segment 5:        [ * * * ]
                  ----------

                  Segment 6:        [ * * * ]
                  ----------

                  Segment 7:        [ * * * ]
                  ----------

                  Segment 8:        [ * * * ]
                  ----------

                  Segment 9:        [ * * * ]
                  ----------

                  Segment 10:       [ * * * ]
                  ----------

          ** All POP Site locations for the Project shall be mutually agreed to between the Parties.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                                    EXHIBIT B

                                 PAYMENT METHOD

     1. Within thirty (30) days following the execution of this Agreement, DEVELOPER shall provide to the Purchaser a cash flow projection of the costs of the Project to be incurred during each month of the development and construction of the Project. This projection shall be updated monthly. The Parties shall also agree on the detailed Project Budget, and a detailed Project Schedule that identifies the scheduled Segment Completion Date of each Segment.

     2. The Parties shall establish a Project escrow account (the "Project Escrow") from which Project Costs will be paid. The Project Escrow will initially be funded on a date agreed to by the Parties, and thereafter, by periodic payments on a schedule to be agreed to by the Parties. Each Party will contribute equal amounts to the Project Escrow. Each Party's payment to the Project Escrow shall be [ * * * ] projected to become due and payable in the succeeding 30 days.

     3. Following the 1st of every month and no later than the 10th of the month, DEVELOPER shall submit to the Purchaser a request for payment from the Project Escrow (the "Draw Request"), accompanied by reasonable supporting documentation describing work completed, Project Costs incurred and lien waivers from all contractors and suppliers who performed services or supplied materials in connection with the work that is the subject of the Draw Request. Purchaser, within ten (10) days after receipt of the foregoing documents, shall notify DEVELOPER in writing of any items considered by the Purchaser to have been improperly included as Project Costs. A full explanation of the reasons for disputing such item or items shall be furnished to DEVELOPER with the dispute note. To the extent DEVELOPER and the Purchaser are otherwise unable to resolve such dispute through their respective operating and administrative personnel within thirty (30) days after notice thereof from the Purchaser, the matter shall be submitted for dispute resolution as provided in Article 34 herein. Within ten (10) days after Purchaser's receipt of the Draw Request and foregoing documentation, Purchaser shall authorize the escrow agent to release from the Project Escrow any amounts that Purchaser does not dispute as set forth in the payment request.

     4. Following the completion of each Segment, and of the Project as a whole, and within sixty (60) days thereafter, DEVELOPER shall prepare and submit to the Purchaser a costs report relating to such Segment or the Project to reconcile all amounts incurred in connection with the Segment or the Project and finalize the Purchase Price with the Purchaser prior to the transfer of the ownership and title of the Segment or the Purchaser System to the Purchaser. Any additional payments to be made by the Purchaser to DEVELOPER or any refunds to be

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

          made by DEVELOPER to the Purchaser, as the case may be, shall be made at the same time when the ownership and title of the Segment or the Purchaser System transfers to the Purchaser.

     5.   Non-Project Costs to be paid by DEVELOPER out of the Management Fee:

          a)       [ * * * ]
          b)       [ * * * ]
          c)       [ * * * ]
          d)       [ * * * ]
          e)       [ * * * ]
          f)       [ * * * ]
          g)       [ * * * ]
          h)       [ * * * ]
          i)       [ * * * ]
          j)       [ * * * ]
          k)       [ * * * ]
          l)       [ * * * ]
          m)       [ * * * ]
          n)       [ * * * ]
          o)       [ * * * ]
          p)       [ * * * ]
          q)       [ * * * ]
          r)       [ * * * ]

                                    EXHIBIT C

                    CONSTRUCTION SPECIFICATIONS AND DRAWINGS
                    ----------------------------------------

     1.   General
          -------

          The intent of this document is to outline the specifications for construction of a fiber optic cable system. In all cases, the standards contained in this document or the standards of the federal, state, local or private agency having jurisdiction, whichever is stricter, shall be followed. Aerial systems are not acceptable alternatives and are not addressed in these specifications and standards.

     2.   Compliance
          ----------

          All work will be done in strict accordance with federal, state, local, and applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA. In addition, all work and the resulting fiber system will comply with the current requirements of all governing entities (FCC, NEC, DEC, and other national, state, and local codes).

     3.   Material
          --------

          The fiber optic cable shall be single armor in design. The cable may be either loose tube or central core in construction. The central strength member shall be dielectric. Each buffer tube or ribbon shall contain no more than 12 fibers.

          HDPE shall be a minimum of SDR-11. Steel or PVC conduit shall be minimum Schedule 40 wall thickness. Steel conduit will be joined with threaded collars or welding.

          Any exposed steel conduit, brackets, or hardware shall be hot-dipped galvanized after fabrication.

          Handholes shall have a minimum load rating of H-20 with 18 to 24 inches of soil cover. Dimensions will typically be 30 by 60 by 30 inches (W by L by H), sufficient in size to hold cable slack. EMS markers will be fabricated in the lids of handholes. All handholes will have locking lids (pentahead or similar).

          Manholes shall have a minimum H-20 loading rating. All manholes will have locking lids (pentahead or similar).

          Buried cable warning tape shall be 3 inches wide and display "Warning:
          Buried Fiber Optic Cable" and emergency One Call "800" numbers printed every 24 inches.

     4.   Minimum Depths
          --------------

          The minimum cover required in the placement of conduit shall be 42 inches. Additional depth will be required in ditches (48 inches) and across streams, washes, culvert outfalls, and other waterways (60 inches).

          At locations where conduit crosses other subsurface utilities or other structures, the conduit shall be installed to provide a minimum of 12 inches vertical clearance and the applicable minimum depth can be maintained; otherwise, the conduit will be installed under the existing utility or other structure. If, however, adequate clearance cannot be obtained and the conduit must be placed above, steel conduit shall be used.

          In rock, the conduit depth shall be 36 to 42 inches in HDPE, 24 to 36 inches in steel conduit, 18 to 24 inches in HDPE or PVC or steel conduit and concrete encased. PVC or HDPE conduit will be backfilled with 6 inches of select materials (padding) in rock areas. Polyurethane channel (Fiber-Rockgard or equivalent) may be used as protective cover in lieu of select material padding.

          In the case of the use/conversion of existing steel pipelines or existing conduit systems, the existing depth shall be considered adequate.

     5.   Buried Cable Warning Tape
          -------------------------

          All conduits will be installed with buried cable warning tape except where existing steel pipelines or existing conduit systems are used. The warning tape shall be placed above the conduits with generally 18 to 24 inches of cover.

     6.   Conduit Construction
          --------------------

          Conduits may be placed by means of trenching, plowing, jack and bore, or directional bore. Conduits will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

          Crossings of roads maintained by government bodies and railroad crossings will be encased in steel conduit, except where the conduit is placed with 10 feet or more of cover.

          All galvanized steel conduits placed on bridges shall have expansion joints placed at each structural (bridge) expansion joint or at least every 300 feet, whichever is the shorter distance. For bridges under 100 feet, with no bridge expansion joint, no conduit expansion joint is required. For bridges greater than 100 feet, at least one conduit expansion joint will be placed, even if there is no bridge expansion joint.

     7.   Innerduct Installation
          ----------------------

          Innerduct(s) shall be installed in all steel or PVC conduits. No cable will be placed directly in any split/solid steel or PVC conduit without innerduct. Innerduct(s) shall extend beyond the end of all conduits a minimum of 12 inches. Both the conduit and innerducts shall be sealed with foam sealant and/or duct plugs after installation.

     8.   Cable Installation
          ------------------

          The fiber optic cable shall be installed using a powered pulling winch and hydraulic-powered assist pulling wheels or by cable blowing methods. The maximum pulling force to be applied to the fiber optic cable shall be not exceed manufacturer's recommendations (typically 600 lbs). The cable shall be lubricated during placement and a breakaway swivel utilized at all times.

          A minimum of 20 meters of slack will be left in all intermediate handholes/manholes. A minimum of 30 meters of slack (off each cable end) will be left in all splice point handholes/manholes. Sufficient slack will be left at facilities to reach the FDP and provide for 10 meters of slack at the site.

     9.   Handholes/Manholes
          ------------------

          Handholes/manholes will be installed at intervals not to exceed one mile. Manholes are to be installed in street builds.


     10.  Cable Markers (Warning Signs)
          -----------------------------

          Cable markers shall be installed at sufficient frequency to mark the location of the cable. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line. In rural areas, markers shall be placed a minimum of every 1,000 feet. In urban areas, markers shall be placed a minimum of every 500 feet. Changes in running line, handholes, both sides of government-maintained roads, railroads, and major waterway crossings will be marked with warning signs.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                                    EXHIBIT D

             FIBER CABLE SPLICING TESTING AND ACCEPTANCE PROCEDURES
             ------------------------------------------------------

     1. All splices will be performed with an industry-accepted fusion splicing machine.

     2. Splices will be qualified during initial construction with an Optical Time Domain Reflectometer (OTDR) from only one direction. The profile alignment system or light injection detection system on the fusion splicer may be used to qualify splices in lieu of an OTDR, provided both Parties agree a close correlation to the OTDR values can be established. Connector (pigtail) splices will be qualified with a 1 km launch reel.

     3. After end-to-end (site-to-site) connectivity on the fibers, bi-directional span testing will be done. These measurements must be made after the splice manhole or handhole is closed in order to check for macro-bending problems. Connectors will be cleaned as necessary to ensure accurate measurements are taken.

          3.1 Installed loss measurements at [ * * * ] nm will be recorded using an industry-accepted laser source and power meter. Continuity testing (checking for "frogging") will be done on all fibers concurrently.

          3.2 OTDR traces will be taken at [ * * * ] nm and splice loss measurements will be analyzed. GN Nettest Laser Precision format will be used on all traces, unless another OTDR format is agreed to by both Parties. Launch reels will not be used for the span OTDR traces.

          3.3  All testing will be conducted at [ * * * ] nm only.

          3.4 OTDR traces shall be saved in a standard file naming convention. As an example, DENCOS15.014 will be used as the file name to indicate the OTDR trace is taken from the Denver (DEN) site to the Colorado Springs (COS) site at [ * * * ] nm on fiber number 14.

          3.5 One set of diskettes with all traces and three copies of all paper documentation will be submitted.

     4.   The splicing standards are as follows:

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

          4.1 The objective loss value of the connector and its associated splice will be [ * * * ] dB or less. This value does not include the insertion loss from its connection to the FDP.

          4.2 The objective for each fiber within a span shall be an average bi-directional loss of [ * * * ] dB or less for each splice. For example, if a given span has 10 splices, each fiber shall have a total bi-directional loss (due to the 10 splices) of [ * * * ] dB or less. Individual bi-directional loss values for each splice will be reviewed for high losses, which may indicate splice instability.

          4.3 The aforementioned standards are objectives, not the basis for acceptance. The acceptance standard for each fiber shall be an average bi-directional installed loss of [ * * * ] dB/km or less across each span.

     5. All connector splices will be protected with heat shrinks. Backbone splices may be stored in trays with bare fiber manifolds and RTV silicone protection. In no cases will more than 24 fibers be stored in any single tray. Buffer tubes/ribbons will not be split across more than one splice tray. An industry-accepted non-encapsulated splice enclosure will be used on all splices (like PLP Coyote, Lucent 2600, or 3M 2178).

     6. The entire fiber optic cable system shall be properly protected from foreign voltage and grounded with an industry-accepted system.

     7.   Connectors shall be Ultra FC-PC with conventional single mode glass.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                                    EXHIBIT E

                           FIBER OPTIC SPECIFICATIONS
                           --------------------------

     1. The fiber optic cable shall be single armor in design. The cable may be either loose tube or central core in construction. The central strength member shall be dielectric. Each buffer tube or ribbon shall contain 12 fibers.

     2. The glass within the fiber optic cable shall be either Standard Single-Mode or Non-Zero Dispersion-Shifted, maximized for operation in the broadest wavelength ranges.

     3. All connectors shall be either Ultra FC-PC or SC-PC unless both Parties agree to another type.

     4. Additional manufacturers specifications for [ * * * ] and [ * * * ] are attached.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                                    EXHIBIT F


                   SPECIFICATIONS FOR REGENERATION FACILITIES
                   ------------------------------------------


     1.   General.
          --------
          The sites will be designed to accommodate shared use and high security. Sites have been selected that are secure from natural disasters where possible. The intent of the span design is to accommodate either Standard Single Mode Fiber, or Non-Zero Dispersion Shifted Fiber.

     2.   Site Spacing.
          ------------
          Span spacing will be the minimum to allow optical amplification, regeneration, or wavelength division multiplexing. Spacing shall be at approximately forty-five (45) mile intervals, except where geographic factors require shorter spacing.

     3.   Site Power.
          -----------
          (a) Building shall be constructed of concrete (or similar) with steel doors.
          (b) Sites will be accessible with four-wheel drive vehicles, if not paved.
          (c)  Site will be fenced and topped with wire for security.
          (d) Sites will have "meet me" vault(s) that allow for the connection of IRU fibers to other fibers outside the network.
          (e) Typical compound measurements will be by mutual agreement of the Parties on a case by case basis, but in no event shall the Purchaser's floor space be less than [ * * * ]

                                    EXHIBIT G

                         AS-BUILT DRAWING SPECIFICATIONS
                         -------------------------------

         As-built drawings will contain a minimum of the following:

         (i) Information showing the location of running line, relative to permanent landmarks, including but not limited to, railroad mileposts, boundary crossings and utility crossings.

         (ii)  Splice locations.

         (iii) Manhole/handhole locations.

         (iv)  Conduit information (type, length, expansion joints, etc.).

         (v) Cable information (manufacturer, type of cable, reel numbers, sequentials at all handholes/manholes, amount of cable slack, etc.).

         (vi)  Notation of all deviations from specifications (depth, etc.).

         (vii) ROW detail (type, centerline distances, boundaries, waterways, road crossings, known utilities and obstacles, etc.).

         (viii) Cable marker locations and stationing.

         (ix)  Construction   of   facilities   will   be   documented   on  the
               sitework/facility   as-builts  and  maintained  on  file  at  the
               facility.

         (x) As-builts will be provided in both hard copy and electronic format (Auto-CAD Release 13.0 or later).

                                    EXHIBIT H

                    MAINTENANCE SPECIFICATIONS AND PROCEDURES
                    -----------------------------------------
Any Party responsible for providing maintenance of the System including Purchaser System (collectively the "System") hereunder shall be referred to herein as the "Service Provider". The Party receiving maintenance services from the Service Provider hereunder shall be referred to herein as the "Service Recipient". All other capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement of which this Exhibit forms a part.

          1.   Maintenance.
               ------------
          (a) Routine maintenance and repair of the System described in this Section ("Scheduled Maintenance") shall be performed by or under the direction of Service Provider, at Service Provider's reasonable discretion or at Service Recipient's request. Scheduled Maintenance shall commence upon the Effective Date of the Agreement. Scheduled Maintenance shall include the following activities:

               (i) Patrol of System route on a regularly scheduled basis, which will be weekly unless hyrail access is necessary, in which case, it will be quarterly;

               (ii) Maintenance  of  a  "Call-Before-You-Dig"  program  and  all required and related cable locates;

               (iii)Maintenance  of sign  posts  along the  System  right-of-way
                    with  the   number   of  the   local   "Call-Before-You-Dig"
                    organization; and

               (iv) Assignment of fiber maintenance employees to locations along the System at intervals dependent upon terrain, accessibility, locate ticket volume, etc. Service Provider shall decide the staffing of fiber maintenance employees for the System.

          (b) Non-routine maintenance and repair of the System which is not included as Scheduled Maintenance ("Unscheduled Maintenance"), shall be performed by or under the direction of Service Provider. Unscheduled Maintenance shall commence upon the Effective Date of the Agreement. Unscheduled Maintenance shall consist of:

               (i) "Emergency Unscheduled Maintenance" in response to an alarm identification by Service Provider's Operations Center, notification by Service Recipient or notification by any third party of any failure, interruption or impairment in the operation of the System, or any

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                    event imminently likely to cause the failure, interruption or impairment in the operation of the System.

               (ii) "Non-Emergency  Unscheduled  Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of the System.

          Service Recipient shall immediately report the need for Unscheduled Maintenance to Service Provider in accordance with procedures promulgated by Service Provider from time to time. Service Provider will log the time of Service Recipient's report, verify the problem and dispatch personnel immediately to take corrective action.

          2.   Operations Center.
               ------------------

          Service Provider shall operate and maintain an Operations Center ("OC") capable of receiving System alarms twenty-four (24) hours a day, seven (7) days a week. Service Provider's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven
          (7) days a week. Service Provider shall have its first maintenance employee at the site requiring Emergency Unscheduled Maintenance activity within [ * * * ] after the time Service Provider becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by circumstances beyond the reasonable control of Service Provider. Service Provider shall maintain a toll-free telephone number to contact personnel at the OC. Service Provider's OC personnel shall dispatch maintenance and repair personnel to handle and repair problems detected in the System.


                    (i) Through the Service Recipient's remote surveillance equipment and upon notification by Service Recipient to Service Provider; or

                    (ii) Upon notification by a third party.

          3.   Cooperation and Coordination.
               -----------------------------

               (a) Service Recipient and Service Provider shall utilize an Escalation List, as updated from time to time, to report and seek immediate initial redress of exceptions noted in the performance of Service Provider in meeting maintenance service objectives.

               (b) Service Provider will, as necessary, arrange for unescorted access for Service Provider to all sites of the System, subject to applicable contractual, underlying real property and other third party limitations and restrictions.

               (c) In performing its services hereunder, Service Provider shall take workmanlike care to prevent impairment to the signal continuity and

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                    performance of the System. The precautions to be taken by Service Provider shall include notifications to Service
                    Recipient. In addition, Service Provider shall reasonably cooperate with Service Recipient in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Service Recipient, then Service Recipient shall, at Service Provider's reasonable request, make such personnel of Service Recipient available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Service Provider in performing such maintenance as required of Service Provider hereunder.

               (d) Service Provider shall notify Service Recipient at least five (5) business days prior to the date in connection with any Maintenance Window (MW) of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Service Recipient shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Service Provider's ability to perform its obligations under this Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Service Provider shall notify Service Recipient at Service Provider's earliest opportunity, and will comply with the provisions of this Section.

          4.   Facilities.
               -----------

               (a) Service Provider shall maintain the System in a manner, which will permit Service Recipient's use in accordance with the Marketing Agreement. All common systems within facilities along the System shall be maintained in accordance with manufacturer's specifications, to include battery plants, generators, and HVAC units.

               (b) Except to the extent otherwise expressly provided in the Agreement, Service Recipient will be solely responsible for providing and paying for any and all maintenance of [ * * * ] none of which is included in the maintenance services to be provided hereunder.

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

          5.   Fiber Optic Cable/Fibers.
               -------------------------

               (a) Service Provider shall perform appropriate Scheduled Maintenance on the fiber optic cable contained in the System in accordance with Service Provider's then current preventative maintenance procedures as agreed to by Service Recipient, which shall not substantially deviate from standard industry practice.

               (b) Service Provider shall have qualified representatives on site any time Service Provider has reasonable advance knowledge that another person or entity is engaging in construction activities or otherwise digging within five (5) feet of the System.

               (c) Service Provider shall maintain sufficient capability to teleconference with Service Recipient during an Emergency Unscheduled Maintenance in order to provide regular communications during the restoration process. When correcting or repairing fiber optic cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Service Provider shall use best efforts to repair traffic-affecting discontinuity within [ * * * ] after the Service Provider maintenance employee's arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, Service Provider shall commence its planning for permanent repair, and thereafter promptly shall notify Service Recipient of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available Maintenance Window (MW).

               (d) In performing repairs, Service Provider shall comply with the splicing specifications as set forth in Exhibit H. Service Provider shall provide to Service Recipient any modifications to these specifications as may be necessary or appropriate in any particular instance for Service
                    Recipient's approval, which approval shall not be unreasonably withheld.

               (e) Service Provider's representatives that are responsible for initial restoration of a cut fiber optic cable shall carry on their vehicles the typical appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. Service Provider shall maintain and supply an inventory of spare fiber optic cable in storage

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SEC. NOTATIONS OF [ * * * ] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                    facilities supplied and maintained by Service Provider at strategic locations to facilitate timely restoration.

          6.   Maintenance Window (MW).
               ------------------------

 Scheduled  Maintenance,  which is reasonably  expected to produce any signal discontinuity, must be coordinated between the Parties. Generally, this work should be scheduled after 6:00 p.m. and before 6:00 a.m. local time. Major system work, such as fiber rolls and hot cuts, will be scheduled for MW weekends and shall allow work during daylight hours if on a Saturday or Sunday. Service Provider and Service Recipient will agree upon a MW calendar. The intent is to avoid jeopardy work on high-traffic holidays.

         7.    Subcontracting.
               ---------------

               Service Provider may subcontract any of the maintenance services hereunder; provided that Service Provider shall require the subcontractor (s) to perform in accordance with the requirements and procedures set forth herein. The use of any such subcontractor shall not relieve Service Provider of any of its obligations hereunder.

          8.   Fees and Costs.
               ---------------

               Each Party agrees to pay [ * * * ] of the total maintenance costs, including without limitation, taxes required under the Agreement.





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




                                    EXHIBIT I

                                  BILL OF SALE
                                  ------------

         KNOW ALL PERSONS BY THESE PRESENTS that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and upon acceptance of the Purchaser System pursuant to Section 10.2 by PATHNET, INC., a Delaware corporation, ("Buyer"), PACIFIC FIBER LINK, LLC, a Washington limited liability company ("Seller") does hereby grant, bargain, sell, assign, transfer, convey and set over unto Buyer all right, title and interest in _____________ (___) _____ inch (__") inside diameter HDPE conduit and
_____________________  (__) _________________ fibers, together with the right to use all handholes and other associated improvements as related to the Purchaser System, installed as described in Schedule A (the "Purchaser System"). The title to all handholes and other associated improvements shall remain with the Seller.

         Seller hereby warrants to Buyer that immediately prior to the delivery of this Bill of Sale, Seller was the owner of the full legal and beneficial title to the Purchaser System and that Seller had the good and lawful right to sell the same and that good and marketable title to the Purchaser System is hereby vested in Buyer free and clear of all taxes (except all sales/purchase taxes incurred or assessed by any governmental agency in connection with the purchase of the Purchaser System), liens, claims, mortgages, security interests, encumbrances and right of others. Seller agrees to warrant and defend such title forever, at its expense, against the claims of third parties, including the manufacturers, vendors, contractors and subcontractors from which Seller acquired the Purchaser System or components thereof, but excluding those manufacturers and vendors of material supplied by Purchaser, if any and installed in the Purchaser System.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered in its name this _____ day of ______. 199___, at Westminster, Colorado.


                         PACIFIC FIBER LINK, LLC, a Washington limited liability company


                         By: ______________________________________





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